EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES FINANCIAL RESULTS
FOR THIRD QUARTER 2011

Reports Lower-than-Expected Revenue Due to Project Completions and Slowdown in Activity of Several Large Management Consulting Projects; Litigation Performance Remains Solid

BOSTON, October 27, 2011 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic and financial consulting services, today announced third-quarter financial results for the 13 weeks ended October 1, 2011. Third-quarter revenue was $71.0 million compared with $80.6 million for the 13-week second quarter of fiscal 2011 and $84.6 million for the 16-week third quarter of fiscal 2010.  Non-GAAP revenue for the third quarter was $69.4 million compared with $79.6 million for the 13-week second quarter of fiscal 2011 and $82.4 million for the 16-week third quarter of fiscal 2010.

Net income for the third quarter of fiscal 2011 was $3.7 million, or $0.34 per diluted share. This compares with net income for the second quarter of fiscal 2011 of $4.3 million, or $0.40 per diluted share, and net income of $2.1 million, or $0.19 per diluted share, for the third quarter of fiscal 2010. Non-GAAP net income for the third quarter of fiscal 2011 was $3.3 million, or $0.31 per diluted share, compared with $5.2 million, or $0.48 per diluted share, for the second quarter of fiscal 2011 and $3.2 million, or $0.30 per diluted share, for the third quarter of fiscal 2010.

A complete reconciliation between revenue, net income and net income per share on a GAAP and non-GAAP basis for the third quarters of fiscal 2011 and fiscal 2010, the second quarter of fiscal 2011, and the year-to-date periods for fiscal 2011 and fiscal 2010 is provided in the financial tables at the end of this release.

Financial Results Comments

“During the third quarter, we experienced lower-than-expected revenue due to project completions and slowdown in activity of several large projects within our Management Consulting business,” said Paul Maleh, CRA’s President and Chief Executive Officer.  “As a result of the scale of these engagements, the contribution of the Management Consulting business was below expectations for the quarter, particularly in our overseas business.  International revenue accounted for 24% of the quarter’s revenue compared with 29% in the first half of fiscal 2011 and 28% in the third quarter of fiscal 2010.”

“In the third quarter, our Litigation business delivered a solid performance, consistent with what we saw in the first half of the year,” Maleh said.  “The Litigation business, which typically accounts for approximately two-thirds of our total revenue, was led by steady contributions from our Competition and Finance practices, among others.  Our Litigation business also was the key driver in our overall utilization rate of 73% for the third quarter, which is in-line with our goal of low-to-mid 70s utilization for the second half of fiscal 2011.”

Outlook

“Looking ahead, we remain confident in CRA’s prospects for profitable growth,” Maleh said. “Year-to-date, revenue in our Management Consulting business has increased 25% on a normalized basis, compared to the first three quarters of fiscal 2010, and we are optimistic about its growth prospects.  We expect our Litigation business to continue to perform well as our lead flow remains strong, our conversion rates are steady and industry demand is expected to be relatively stable.”

“With more than $54 million in cash, cash equivalents, and short-term investments at the end of the quarter, we are well-positioned to execute our growth strategy.  Going forward, we intend to be more aggressive in our recruiting as we continue to pursue additional rainmakers, as well as broad-based growth across our business.  We believe our portfolio of services and stellar reputation will continue to differentiate us in the markets we serve,” Maleh concluded.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its third-quarter fiscal 2011 financial results.  To listen to a live webcast of the call, please visit the Company’s website at http://www.crai.com prior to the event’s broadcast.  To listen to the call via telephone, dial (201) 689-8881 or (877) 709-8155.  Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

In combination with this press release, CRA will be providing prepared remarks by its CFO Wayne Mackie under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com.  These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout North America, Europe, the Middle East, and Asia. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding certain restructuring costs, expenses related to the repurchase of its convertible bonds, and the results of the Company’s NeuCo subsidiary is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the third quarter of fiscal 2011, the

Company has excluded NeuCo’s results.  For the second quarter of fiscal 2011 and for the third quarter of fiscal 2010, the Company has excluded certain restructuring costs and NeuCo’s results.  In addition, the Company has provided in this release normalized non-GAAP financial information for the fiscal year-to-date period ending September 3, 2010 on a basis intended to convert the 40-week period to an “as if” 39-week period in order to provide an equivalent comparison to financial information for the 39-week fiscal year-to-date period ending October 1, 2011.

Statements in this press release concerning the future business, operating results, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its acquisitions, including integration of personnel, clients and offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect the Company’s practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED OCTOBER 1, 2011 COMPARED TO THE QUARTER ENDED SEPTEMBER 3, 2010

(In thousands, except per share data)

	Quarter Ended October 1, 2011 (1)					Quarter Ended September 3, 2010 (1)
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(NeuCo) (2)	Results	Revenues	Results	Revenues	(Restructuring) (3)	(NeuCo) (2)	Results	Revenues

Revenues	$71,007	100.0%	$1,619	$69,388	100.0%	$84,641	100.0%	$—	$2,195	$82,446	100.0%
Costs of services	46,571	65.6%	288	46,283	66.7%	54,860	64.8%	—	521	54,339	65.9%
Gross profit	24,436	34.4%	1,331	23,105	33.3%	29,781	35.2%	—	1,674	28,107	34.1%

Selling, general and administrative expenses	17,013	24.0%	837	16,176	23.3%	22,906	27.1%	1,625	1,519	19,762	24.0%
Depreciation and amortization	1,209	1.7%	5	1,204	1.7%	1,959	2.3%	156	81	1,722	2.1%
Income (loss) from operations	6,214	8.8%	489	5,725	8.3%	4,916	5.8%	(1,781)	74	6,623	8.0%

Interest and other income (expense), net	(256)	-0.4%	(39)	(217)	-0.3%	(1,143)	-1.4%	—	(45)	(1,098)	-1.3%
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	5,958	8.4%	450	5,508	7.9%	3,773	4.5%	(1,781)	29	5,525	6.7%
(Provision) benefit for income taxes	(2,060)	-2.9%	148	(2,208)	-3.2%	(1,746)	-2.1%	704	(129)	(2,321)	-2.8%
Net income (loss)	3,898	5.5%	598	3,300	4.8%	2,027	2.4%	(1,077)	(100)	3,204	3.9%
Net (income) loss attributable to noncontrolling interest, net of tax	(238)	-0.3%	(238)	—	0.0%	44	0.1%	—	44	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$3,660	5.2%	$360	$3,300	4.8%	$2,071	2.4%	$(1,077)	$(56)	$3,204	3.9%

Net income per share attributable to CRA International, Inc.:
Basic	$0.35			$0.31		$0.19				$0.30
Diluted	$0.34			$0.31		$0.19				$0.30

Weighted average number of shares outstanding:
Basic	10,557			10,557		10,650				10,650
Diluted	10,701			10,701		10,734				10,734

(1)	The quarter ended October 1, 2011 includes thirteen weeks of operating results and the quarter ended September 3, 2010 includes sixteen weeks of operating results.

(2)	These adjustments include activity related to NeuCo in the Company’s GAAP results.

(3)

During the sixteen weeks ended September 3, 2010, the Company incurred pre-tax expenses of $1.8 million and related income tax effect of $0.7 million principally associated with the office space reductions in Boston and Chicago.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE YEAR TO DATE PERIOD ENDED OCTOBER 1, 2011 COMPARED TO THE YEAR TO DATE PERIOD ENDED SEPTEMBER 3, 2010

(In thousands, except per share data)

	Year To Date Period Ended October 1, 2011 (1)						Year To Date Period Ended September 3, 2010 (1)
		GAAP	Adjustments to	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(Restructuring) (2)	(NeuCo) (3)	Results	Revenues	Results	Revenues	(Restructuring) (4)	(Bond Buyback) (5)	(NeuCo) (3)	Results	Revenues

Revenues	$230,255	100.0%	$—	$4,309	$225,946	100.0%	$211,562	100.0%	$—	$—	$5,065	$206,497	100.0%
Costs of services	151,862	66.0%	—	1,077	150,785	66.7%	145,369	68.7%	3,687	—	1,368	140,314	67.9%
Gross profit (loss)	78,393	34.0%	—	3,232	75,161	33.3%	66,193	31.3%	(3,687)	—	3,697	66,183	32.1%

Selling, general and administrative expenses	53,529	23.2%	1,020	2,966	49,543	21.9%	56,175	26.6%	2,949	—	4,099	49,127	23.8%
Depreciation and amortization	3,760	1.6%	—	20	3,740	1.7%	4,684	2.2%	187	—	184	4,313	2.1%
Income (loss) from operations	21,104	9.2%	(1,020)	246	21,878	9.7%	5,334	2.5%	(6,823)	—	(586)	12,743	6.2%

Interest and other income (expense), net	(918)	-0.4%	—	(124)	(794)	-0.4%	(3,183)	-1.5%	—	(425)	(124)	(2,634)	-1.3%
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	20,186	8.8%	(1,020)	122	21,084	9.3%	2,151	1.0%	(6,823)	(425)	(710)	10,109	4.9%
(Provision) benefit for income taxes	(7,791)	-3.4%	379	34	(8,204)	-3.6%	(1,605)	-0.8%	2,523	175	133	(4,436)	-2.1%
Net income (loss)	12,395	5.4%	(641)	156	12,880	5.7%	546	0.3%	(4,300)	(250)	(577)	5,673	2.7%
Net loss attributable to noncontrolling interest, net of tax	7	0.0%	—	7	—	0.0%	268	0.1%	—	—	268	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$12,402	5.4%	$(641)	$163	$12,880	5.7%	$814	0.4%	$(4,300)	$(250)	$(309)	$5,673	2.7%

Net income per share attributable to CRA International, Inc.:
Basic	$1.17				$1.21		$0.08					$0.53
Diluted	$1.15				$1.20		$0.08					$0.53

Weighted average number of shares outstanding:
Basic	10,607				10,607		10,670					10,670
Diluted	10,773				10,773		10,801					10,801

(1) The year to date period ended October 1, 2011 includes thirty-nine weeks of operating results and the year to date period ended September 3, 2010 includes forty weeks of operating results.

(2) During the year to date period ended October 1, 2011, the Company incurred pre-tax expenses of $1.0 million and related income tax effect of $0.4 million principally associated with leased office space at the former Houston, TX office.

(3) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(4) During the year to date period ended September 3, 2010, the Company incurred pre-tax expenses of $6.8 million and related income tax effect of $2.5 million principally associated with an employee workforce reduction designed to better align staffing levels with revenue, closing the Houston, TX office, office space reductions in Boston and Chicago, and restructuring select practice areas.

(5) During the year to date period ended September 3, 2010, the Company repurchased $15.0 million of its convertible bonds at a discount, however, under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $0.4 million loss on a pre-tax basis.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED OCTOBER 1, 2011 COMPARED TO THE QUARTER ENDED JULY 2, 2011

(In thousands, except per share data)

	Quarter Ended October 1, 2011 (1)					Quarter Ended July 2, 2011 (1)
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(NeuCo) (2)	Results	Revenues	Results	Revenues	(Restructuring) (3)	(NeuCo) (2)	Results	Revenues

Revenues	$71,007	100.0%	$1,619	$69,388	100.0%	$80,641	100.0%	$—	$1,057	$79,584	100.0%
Costs of services	46,571	65.6%	288	46,283	66.7%	53,731	66.6%	—	402	53,329	67.0%
Gross profit	24,436	34.4%	1,331	23,105	33.3%	26,910	33.4%	—	655	26,255	33.0%

Selling, general and administrative expenses	17,013	24.0%	837	16,176	23.3%	18,688	23.2%	1,020	1,113	16,555	20.8%
Depreciation and amortization	1,209	1.7%	5	1,204	1.7%	1,252	1.6%	—	5	1,247	1.6%
Income (loss) from operations	6,214	8.8%	489	5,725	8.3%	6,970	8.6%	(1,020)	(463)	8,453	10.6%

Interest and other income (expense), net	(256)	-0.4%	(39)	(217)	-0.3%	(206)	-0.3%	—	(42)	(164)	-0.2%
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	5,958	8.4%	450	5,508	7.9%	6,764	8.4%	(1,020)	(505)	8,289	10.4%
(Provision) benefit for income taxes	(2,060)	-2.9%	148	(2,208)	-3.2%	(2,728)	-3.4%	379	(53)	(3,054)	-3.8%
Net income (loss)	3,898	5.5%	598	3,300	4.8%	4,036	5.0%	(641)	(558)	5,235	6.6%
Net (income) loss attributable to noncontrolling interest, net of tax	(238)	-0.3%	(238)	—	0.0%	271	-0.3%	—	271	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$3,660	5.2%	$360	$3,300	4.8%	$4,307	5.3%	$(641)	$(287)	$5,235	6.6%

Net income per share attributable to CRA International, Inc.:
Basic	$0.35			$0.31		$0.40				$0.49
Diluted	$0.34			$0.31		$0.40				$0.48

Weighted average number of shares outstanding:
Basic	10,557			10,557		10,650				10,650
Diluted	10,701			10,701		10,820				10,820

(1) The quarters ended October 1, 2011 and July 2, 2011 each include thirteen weeks of operating results.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(3) During the quarter ended July 2, 2011, the Company incurred pre-tax expenses of $1.0 million and related income tax effect of $0.4 million principally associated with leased office space at the former Houston, TX office.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 1,	January 1,
	2011	2011

Assets
Cash and cash equivalents and short-term investments	$54,288	$87,505
Accounts receivable and unbilled, net	97,318	82,695
Other current assets	28,002	21,830
Total current assets	179,608	192,030

Property and equipment, net	20,719	17,618
Goodwill and intangible assets, net	143,745	143,828
Other assets	18,449	13,889
Total assets	$362,521	$367,365

Liabilities and shareholders’ equity
Current liabilities	$78,356	$91,497
Long-term liabilities	17,828	20,444
Total liabilities	96,184	111,941

Total shareholders’ equity	266,337	255,424
Total liabilities and shareholders’ equity	$362,521	$367,365